Exhibit 99.1
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ROMARCO MINERALS INC.          WESTERN GOLDFIELDS INC.         U.S. GOLD CORP.
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885 West Georgia, Suite 1500   961 Matley Lane, Ste. 120       2201 Kipling Street, Ste. 100
Vancouver, British Columbia    Reno, Nevada                    Lakewood, Colorado
Canada  V6C 3E8                USA 89502                       USA  80215
Tel:  (604) 688-9271           Tel:  (775) 337-9433            Tel: (303) 238-1438
Fax: (604) 688-9274            Fax: (775) 337-9441             Fax: (303) 238-1724
Email: info@romarco.com        info@westerngoldfields.com      billr@usgoldmining.com
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                                  PRESS RELEASE


FOR IMMEDIATE RELEASE                                              June 23, 2005


               ROMARCO, WESTERN GOLDFIELDS AND U.S. GOLD TO MERGE,
                   BUILDING CRITICAL MASS IN THE GOLD INDUSTRY


ROMARCO MINERALS INC. ("TSXV: R"), WESTERN GOLDFIELDS, INC. ("OTCBB: WGDF"), and U.S. GOLD CORPORATION ("OTCBB: USGL") are pleased to announce that they have entered into a binding agreement to combine the companies and create an emerging, intermediate gold producer with a strong pipeline of exploration projects. The agreements are subject to approval of a definitive merger agreement, receipt of satisfactory "fairness opinions," and shareholder and regulatory approvals.

Under the terms of the agreement, the resulting company will be owned 20% by Romarco shareholders, 42% by Western Goldfields shareholders and 38% by U.S. Gold shareholders. The combination will be effected through a share exchange merger whereby Romarco will issue its shares for shares of Western Goldfields and U.S. Gold Corporation. Details of the share structure will be finalized in the definitive merger agreement. Upon completion of the transaction, Diane Garrett (Romarco Pres. & CEO) will become Chief Executive Officer of the combined company and Thomas (Toby) Mancuso (Western Goldfields Pres. & CEO) will become President.

Highlights of the combined company would include:

     o Intermediate Producer: Planned near-term production from two mines within 12-18 months of at least 150,000 ounces per year and then increasing to 200,000 plus ounces. The Mesquite Mine currently produces approximately 25,000 ounces per year from residual leaching of 138 million tonnes of ore on leach pads.

     o Leadership: Experienced corporate and technical management team led by Garrett and Mancuso.

     o    Resources

          o Mesquite Mine: Gold is currently being recovered at Mesquite by residual production from the existing heap leach pads, which



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               contain approximately 138 million tonnes of material. In
               addition, fully permitted extensions to the existing pits are estimated to host 38.3 million tonnes grading 0.62 grams per tonne gold as defined by Mine Development Associates in their NI 43-101 report dated December 22, 2004 amended June 9, 2005.

          o Tonkin Springs: measured and indicated mineral resource of approximately 26.5 million tonnes averaging 1.2 grams per tonne as defined by Micon International Limited in their NI 43-101 report dated June 3, 2004.

     o Balance Sheet: A term sheet has been executed in respect of a US$6 million standby credit facility between Romarco and Quest Capital Corp. to facilitate the proposed transaction (see press release dated May 31, 2005). Subject to the satisfaction of the conditions precedent contained in the definitive loan documents, those funds would be made available to the company.

     o Exploration: Extensive exploration portfolio in Nevada, Idaho, California and Peru - six drill programs planned for the remainder of 2005 on projects in Nevada and Peru.

The proposed transaction combines the wholly-owned Mesquite Mine from Western Goldfields, the wholly-owned Tonkin Springs Mine from U.S. Gold and a strong portfolio of advanced stage exploration projects in North and South America from Romarco and Western Goldfields. Mesquite is currently producing gold from ore on the existing pads. Both Mesquite and Tonkin Springs have existing infrastructure and process facilities in place and it is anticipated that, subject to receipt of regulatory permits, start-up operations could commence at both mines within six to nine months of completion of final feasibility studies, themselves scheduled for completion within nine months. In addition, Romarco is currently embarking on comprehensive drill programs at its Buckskin-National Gold Project (100% owned), Roberts Mountains Gold Project (100% owned), Pine Grove Gold Project (60% owned), and Cori Puncho JV in Peru (50% owned).

The combined companies plan further drilling at Mesquite, a property-wide exploration program at Tonkin Springs and at the Cahuila property in California held under exclusive option.

Mesquite Mine

The Mesquite Mine is a fully permitted, gold producing property located in southern California. The Mesquite Mine was purchased from a subsidiary of Newmont Mining Corp. (NYSE: NEM) by Western Goldfields in 2003. The property is currently producing gold from residual leaching of the heaps. A feasibility study will be initiated immediately to determine the viability of starting up full scale mining operations. Other details include:

     o Past production of 200,000 ounces per year @ approximately $200 average cash costs

     o    More than 4 million ounces mined, 3 million ounces recovered

     o    Fully permitted

     o    Preliminary mine plan of 38.3 million tonnes @ 0.62 g/t

     o    Currently producing approximately 25,000 ounces per year

     o    High grade mineralization near surface and at depth



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          -    MR-3052 -24m averaging 23 g/t gold including 9m @ 58 g/t, the highest grade intercept being 1.5m @ 210 g/t

          -    SM-1404 -15m @ 33 g/t gold including 3m @ 151 g/t

          -    SM-1970 -3m @ 133 g/t gold including 1.5m @ 257 g/t

          -    MR-2793 -15m @ 12 g/t gold including 3m @ 60 g/t

     o High grade gold mineralization also encountered in many other areas throughout the permitted mine site

     o Significant deep high grade targets have been identified through detailed evaluation of the vast geologic database

Tonkin Springs Mine

The Tonkin Springs Mine is a previously producing gold mine strategically located in the prolific Cortez Gold Trend of Nevada. The property package encompasses 36 square miles and has existing infrastructure including a 1,800 tonne-per-day mill on site. It is anticipated that a feasibility study will be conducted immediately for start up operations. Other details include:

     o    Strategically located on the Cortez Gold Trend south of the Placer
          Dome: Rio Tinto Cortez Joint Venture's Pipeline deposit and the recently discovered Cortez Hills deposit totaling more than 20 million ounces of reserves and resources.

     o    In operation from 1985 to 1988 and again in 1990

     o    26.5 million tonnes of mineralized material grading 1.2 g/t

     o    Resources within pit plans of 3.75 million tonnes grading 2.7 g/t

     o    Existing mill and infrastructure (+$30 million original cost)

     o    Significant exploration potential

Romarco Exploration Project Update:

At the Buckskin-National Gold Project in Nevada, drilling is scheduled to commence within two weeks.

At the Cori Puncho gold project in Peru, Romarco's technical team is currently assessing the property and identifying drill targets for the 2005 drill season. Additional details will be forthcoming as work programs become finalized.

Ground work including mapping and sampling is currently being conducted on Romarco's Roberts Mountains Gold Project located in the Battle Mountain Eureka Trend of Nevada and on the Pine Grove Gold Project located in the Walker Lane district of Nevada.

Western Goldfields Exploration Project Update:

At the Sunny Slope Gold Project, a high-grade vein system located near Yerington, Nevada, a formal Joint Venture has been completed with 321-Gold. Currently, surface and underground mapping and sampling are in progress to explore for additional gold-bearing veins along the range front. Drill permits have been acquired and seven reverse circulation drill holes are planned in late-2005.

A Joint Venture Letter of Intent has been signed with Coolcharm Ltd on the Lincoln Hill Project whereby Coolcharm can earn up to 60% of the project by


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spending US$4 million over five years. Data compilation in conjunction with field work at Lincoln Hill is underway to define exploration drill hole locations within this extensive, bulk mineable and underground target which is characterized by a quartz-pyrite, free gold-tourmaline stockwork system.

Corporate Plans

As soon as it is eligible, Romarco intends to apply for listing or trading on a senior U.S. market. The new Board of Directors will have a majority of independent members and the company will comply with the requirements under the Sarbanes Oxley Act and other appropriate regulations.

Diane Garrett, President and CEO of Romarco stated, "It has been Romarco's plan to acquire advanced stage projects and become a mid-tier gold producer. This transaction will propel the combined companies into the ranks of the plus-150,000 ounce-per-year domestic US gold producers by early 2007. Following the recent corporate activity amongst the mid-tier producers, there are few companies remaining of this size. We are excited that our shareholders have the opportunity to participate in this merger."

Toby Mancuso, President and CEO of Western Goldfields added, "During our negotiations, we have been impressed by Romarco's standing in the financial community, its mine development experience, and its exploration portfolio. It was always our plan to build on our acquisition of Mesquite and this merger delivers on our promises to our shareholders to become a mid-tier producer and obtain a Canadian listing for our shares."

William Reid, President and CEO of U.S. Gold concluded, "Since regaining 100% control of Tonkin Springs earlier this year, we have been seeking to combine with a growth-oriented company where the potential at Tonkin Springs can be realized and equally where our shareholders can benefit from a more diversified asset base and a larger critical mass creating greater funding ability and market interest. In addition, this agreement is conditioned upon providing U.S. Gold with $1.5 million in near-term financing, of which $200,000 has been received. This financing will allow us to fund the $1.1 million additional reclamation bond at Tonkin Springs. I am excited and pleased to be handing over the reins to Diane and Toby with this positive transaction."

The proposed transaction is subject to board approval of the definitive merger agreement, the satisfactory completion of final due diligence, opinions from each company's financial advisor that the transaction is fair, from a financial point of view, to each company's respective shareholders, and to shareholder approval.

CERTAIN INFORMATION CONTAINED IN THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT ARE INTENDED TO BE COVERED BY THE SAFE HARBOR CREATED BY SUCH SECTIONS. HOWEVER, SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. FOR A DISCUSSION OF SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS, PLEASE SEE "RISK FACTORS" IN OUR REGISTRATION STATEMENT ON FORM SB-2. THE COMPANY DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS SET FORTH HEREIN, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS MAY BE REQUIRED UNDER APPLICABLE SECURITIES LAWS.


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For further information, please contact:

Romarco Minerals Inc.       Western Goldfields Inc.       U.S. Gold Corp.

Diane Garrett               Toby Mancuso                  William Reid
Pres. & CEO                 Pres. & CEO                   Pres. & CEO
Romarco Minerals Inc.       Western Goldfields Inc.       U.S. Gold Corp.
1500-885 West Georgia St.   961 Matley Lane               2201 Kipling St.
Vancouver, BC               Suite 120                     Suite 100
Canada  V6C 3E8             Reno, NV  89502               Lakewood, CO 80215
Tel:    604.688.9271        Tel:  775.337.9433            Tel:  303.238.1438
Direct: 830.634.7489        Fax:  775.337.9441            Fax: 303.238.1724
Fax:    604.688.9274
Email:  info@romarco.com    info@westerngoldfields.com    billr@usgoldmining.com
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www.romarco.com             www.westerngoldfields.com     www.usgoldmining.com
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Proteus Capital Corp:

Douglas Newby
President
Proteus Capital Corp
120 Broadway, Suite 1010
New York, NY 10271
Tel: 646.879.5970
Fax: 646.365.3230
Email: djnewby@proteuscapital.com


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